UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2019

Samson Oil & Gas Limited

(Exact name of registrant as specified in its charter)

Australia	001-33578	N/A
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Level 8, 99 St Georges Terrace Perth, Western Australia 6000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 011 61 8 9220 9830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

The Annual General Meeting of shareholders (the “AGM”) of Samson Oil & Gas Limited (the “Company”) was held on November 29, 2019 in Perth, Australia.  At the AGM, the Company asked its shareholders to approve the following proposals: (i) the re-election of Mr. Nicholas Ong as a director; (ii) the re-election of Mr. Gregory Channon as a director; (iii) an advisory vote to approve the adoption of the remuneration report for the fiscal year ended June 30, 2019;  and (iv) an advisory vote on named Executive Officer compensation. All of the foregoing proposals were approved by shareholders at the AGM.

Summary of Votes	FOR	AGAINST	ABSTAIN
Resolution 1 Re-election of Mr. Nicholas Ong as a director	11,935,641	6,180,411	241,180
Resolution 2 Re-election of Mr. Gregory Channon as a director	11,965,921	6,150,511	240,800
Resolution 3 Advisory vote on adoption of Remuneration Report	12,949,135	5,080,371	327,726
Resolution 4 Advisory vote on named Executive Officer compensation	9,966,695	7,671,711	718,826

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2019

Samson Oil & Gas Limited

	By:	/s/ Tristan Farel
Tristan Farel
Chief Financial Officer